EXHIBIT 99.1

For additional information contact
Robert E. Krimmel
Chief Financial Officer
(931) 380-8257

FIRST FARMERS AND MERCHANTS CORPORATION REPORTS THIRD QUARTER NET INCOME OF $2.7 MILLION, OR $0.57 PER COMMON SHARE

COLUMBIA, Tenn. (October 27, 2015) – First Farmers and Merchants Corporation, (“First Farmers”), the holding company for First Farmers and Merchants Bank (“the Bank”), today announced unaudited financial results for the quarter ending September 30, 2015, showing increases in earnings, loans, and net interest income.

Key highlights of First Farmers’ results for the third quarter of 2015 include:

  Net income of $2.72 million or $0.57 per common share, up 1% from $2.70 million or $0.56 per common share for the previous quarter, but down from $2.73 million or $0.55 per common share for the year-earlier quarter;

  Net income, excluding special items for each quarter, of $2.6 million or $0.54 per common share, up 5% from $2.5 million or $0.51 per common share for the previous quarter, and up 10% from $2.4 million or $0.48 per common share for the year-earlier quarter (see non-GAAP reconciliation);

  Solid loan growth of $42 million or 6% from the previous quarter and $111 million or 18% compared with the year-earlier quarter;

  Deposit growth of $5 million from the previous quarter and $85 million or 9% compared with the year-earlier quarter; and

  A decline in nonperforming assets of $275,000 or 11% compared with the previous quarter and $4.2 million or 66% compared with the year-earlier quarter.

Commenting on the results, T. Randy Stevens, Chairman and Chief Executive Officer of First Farmers, said “The third quarter earnings performance, after adjusting for special items, expressed strong momentum with double-digit year-over-year loan growth and a positive shift in our earning assets.” Stevens added, “We continue to be pleased with our most recent investments in new branch locations and high quality bankers. The combined efforts of our entire team have allowed First Farmers to enjoy net income of $8.0 million through the nine months ended September 30, 2015 an increase of 6% compared to the same period in 2014.”

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FFMH Reports Third Quarter 2015 Results

October 22, 2015

Third Quarter 2015 Results of Operations

The $17,000 increase in reported quarterly earnings for the third quarter of 2015 compared with the previous quarter was primarily driven by improvement in net interest income coupled with a realized gain on the sale of AFS securities offset in part by an increase in the corporate effective tax rate. The $7,000 decrease in reported quarterly earnings for the third quarter of 2015 compared with the year-earlier quarter was primarily driven by a reported gain on the sale of foreclosed property for the year-earlier quarter and an increase in salaries and employee benefits offset in part with improved net interest income.

For the third quarter of 2015, First Farmers continued to achieve solid loan growth of $42 million or 6% from the previous quarter and advancing $111 million or 18% compared with the year-earlier quarter, driven primarily by increased commercial, commercial real estate, and residential mortgage lending. Total deposits stood at $1.061 billion at the end of the third quarter of 2015, up $5 million from the previous quarter and up $85 million or 9% from the year-earlier quarter.

Capital Management Initiatives

During the third quarter of 2015, First Farmers repurchased approximately 34,000 shares of common stock at an average price of $27.00 per share under its stock repurchase program. Authorization to repurchase approximately 79,000 shares remains under the current program, which is set to expire in December 2015, unless extended or otherwise completed.

Asset Quality

Total nonperforming assets decreased to $2.2 million, or 0.18% of total assets, compared to $2.5 million, or 0.21% of total assets, for the previous quarter and declined from $6.4 million, or 0.57% of total assets, compared to the year-earlier quarter. Net recoveries to average loans were 0.12% for the third quarter of 2015 compared to 0.19% for the previous quarter and net charge-offs of 0.07% for the year-earlier quarter. As a result of continued improvement in credit trends, no provision to the allowance for loan losses was recorded during the third quarter of 2015. The allowance for loan losses represented 1.18% of total loans outstanding as of September 30, 2015 versus 1.25% for the previous quarter and 1.34% for year-earlier quarter.

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FFMH Reports Third Quarter 2015 Results

October 22, 2015

About First Farmers and Merchants Corporation and First Farmers and Merchants Bank

First Farmers and Merchants Corporation is the holding company for First Farmers and Merchants Bank, a community bank serving the Middle Tennessee area through 19 banking locations in eight Middle Tennessee counties. As of September 30, 2015, First Farmers reported total assets of approximately $1.2 billion and total shareholders’ equity of approximately $120 million. For more information about First Farmers, visit First Farmers and Merchants Bank on the Web at www.myfirstfarmers.com under the "Our Story" and "Investor Relations" tab.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in First Farmers’ filings with the Securities and Exchange Commission (the “SEC”) may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases such as "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions. The forward-looking statements contained herein represent the current expectations, plans or forecasts of First Farmers’ future results and revenues. First Farmers intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond First Farmers’ control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of First Farmers’ Annual Report on Form 10-K for the year ending December 31, 2014, and in any of First Farmers subsequent filings with the SEC. Further information concerning First Farmers and its business, including additional factors that could materially affect First Farmers’ financial results, is included in its other filings with the SEC.

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FFMH Reports Third Quarter 2015 Results

October 22, 2015

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES PRESENTED IN EARNINGS RELEASE

(Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Total noninterest income	2015	2014	2015	2015	2014
	$2,907	$3,177	$2,774	$8,566	$8,919
(Gain) loss on sale of securities	(135)	7	–	(405)	(540)
Gain on foreclosed property	–	(475)	–	(17)	(471)
Adjusted noninterest income	$2,772	$2,709	$2,774	$8,144	$7,908
Net income as reported	$2,719	$2,726	$2,702	$8,038	$7,585
Tax benefit	–	–	(203)	–	–
Total adjustments, net of tax[1]	(101)	(340)	–	(320)	(747)
Adjusted net income	$2,618	$2,386	$2,499	$7,718	$6,838
Basic earnings per share	$0.57	$0.55	$0.56	$1.66	$1.52
Total adjustments, net of tax[1]	(0.03)	(0.07)	(0.05)	(0.07)	(0.15)
Adjusted basic earnings per share	$0.54	$0.48	$0.51	$1.59	$1.37

(1)  The effective tax rate for the period presented is used to determine net of tax amounts.

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FFMH Reports Third Quarter 2015 Results

October 22, 2015

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

		September 30,
	(dollars in thousands, except per share data)	2015	December 31,
		(unaudited)	2014
ASSETS	Cash and due from banks	$20,302	$18,511
	Interest-bearing deposits	8,956	10,086
	Federal funds sold	-	1,700
	Total cash and cash equivalents	29,258	30,297
	Securities:
	Available-for-sale	403,366	397,886
	Held-to-maturity (fair market value $3,240 and
	$22,263 as of Sept 30, 2015 and December 31, 2014,
	respectively)	3,210	21,985
	Total securities	406,576	419,871
	Loans, net of deferred fees	727,535	652,052
	Allowance for loan and lease losses	(8,585)	(7,934)
	Net loans	718,950	644,118
	Bank premises and equipment, net	25,741	25,773
	Other real estate owned	90	5
	Bank owned life insurance	26,447	26,176
	Goodwill	9,018	9,018
	Deferred tax asset	3,271	5,097
	Other assets	11,545	10,640
	TOTAL ASSETS	$1,230,896	$1,170,995
LIABILITIES	Deposits:
	Noninterest-bearing	$223,380	$204,358
	Interest-bearing	837,821	815,597
	Total deposits	1,061,201	1,019,955
	Federal funds purchased	11,515	-
	Securities sold under agreements to repurchase	24,936	22,834
	Accounts payable and accrued liabilities	13,282	13,622
	TOTAL LIABILITIES	1,110,934	1,056,411
SHAREHOLDERS'	Common stock - $10 par value per share, 8,000,000 shares
EQUITY	authorized; 4,779,697 and 4,900,576 shares issued
	and outstanding as of September 30, 2015 and
	December 31, 2014, respectively	47,797	49,006
	Retained earnings	71,831	67,609
	Accumulated other comprehensive income (loss)	239	(2,126)
	TOTAL SHAREHOLDERS' EQUITY BEFORE
	NONCONTROLLING INTEREST - PREFERRED
	STOCK OF SUBSIDIARY	119,867	114,489
	Noncontrolling interest - preferred stock of subsidiary	95	95
	TOTAL SHAREHOLDERS' EQUITY	119,962	114,584
	TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,230,896	$1,170,995

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FFMH Reports Third Quarter 2015 Results

October 22, 2015

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data)		Three months ended September 30,		Nine months ended September 30,
		2015	2014	2015	2014
INTEREST AND	Interest and fees on loans	$7,815	$7,248	$22,604	$21,190
DIVIDEND	Income on investment securities
INCOME	Taxable interest	1,422	1,469	4,385	4,230
	Exempt from federal income tax	530	578	1,692	1,867
	Dividends	50	56	160	209
	Total interest income	9,817	9,351	28,841	27,496
INTEREST	Interest on deposits	528	587	1,605	1,798
EXPENSE	Interest on other short term borrowings	28	18	73	50
	Total interest expense	556	605	1,678	1,848
	Net interest income	9,261	8,746	27,163	25,648
	Provision for loan and lease losses	-	-	-	-
	Net interest income after provision	9,261	8,746	27,163	25,648
NONINTEREST	Gain on loans sold	77	86	190	180
INCOME	Trust department income	619	633	1,911	1,886
	Service fees on deposit accounts	1,695	1,681	4,916	4,845
	Brokerage fees	144	103	442	325
	Earnings on bank owned life insurance	99	104	271	293
	Gain (loss) on sale of securities	135	(7)	405	540
	Gain on foreclosed property	-	475	17	471
	Other noninterest income	138	102	414	379
	Total noninterest income	2,907	3,177	8,566	8,919
NONINTEREST	Salaries and employee benefits	4,654	4,483	13,701	13,380
EXPENSE	Net occupancy expense	566	510	1,638	1,453
	Depreciation expense	377	349	1,114	1,060
	Data processing expense	654	573	1,878	1,734
	Legal and professional fees	213	219	1,032	647
	Stationary and office supplies	68	74	229	229
	Advertising and promotions	307	376	903	1,055
	FDIC insurance premium expense	147	172	426	461
	Other real estate expense	1	17	1	68
	Other noninterest expense	1,537	1,393	4,183	4,202
	Total noninterest expense	8,524	8,166	25,105	24,289
	Income before taxes	3,644	3,757	10,624	10,278
	Provision for income taxes	925	1,031	2,578	2,685
	Net income before noncontrolling interest -
	dividends on preferred stock of
	subsidiary	2,719	2,726	8,046	7,593
	Noncontrolling interest-dividends on
	preferred stock subsidiary	-	-	8	8
	Net income for common shareholders	$2,719	$2,726	$8,038	$7,585
	Weighted average shares outstanding	4,808,352	4,934,895	4,852,628	4,977,091
	Basic earnings per share	$0.57	$0.55	$1.66	$1.52

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FFMH Reports Third Quarter 2015 Results

October 22, 2015

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS
	For the three months ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Results of Operations:	(dollars in thousands, except per share data)

Interest income	$9,817	$9,720	$9,303	$9,284	$9,351
Interest expense	556	556	565	580	605
Net interest income	9,261	9,164	8,738	8,704	8,746
Provision for possible loan losses, net	-	-	-	-	-
Noninterest income	2,907	2,774	2,885	2,808	3,177
Noninterest expense	8,524	8,559	8,030	7,984	8,166
Income before income taxes	3,644	3,379	3,593	3,528	3,757
Income taxes	925	677	976	871	1,031
Net income for common shareholders	$2,719	$2,702	$2,617	$2,657	$2,726
Per Share Data:
Basic earnings per share	$0.57	$0.56	$0.53	$0.54	$0.55
Weighted average shares outstanding per
quarter	4,808,352	4,853,265	4,897,245	4,909,910	4,934,895
Financial Condition Data:
Total securities	$406,576	$427,874	$440,314	$419,871	$402,191
Loans, net of deferred fees	727,535	685,402	675,015	652,052	616,966
Allowance for loan and lease losses	(8,585)	(8,593)	(7,944)	(7,934)	(8,257)
Total assets	1,230,896	1,213,250	1,219,287	1,170,995	1,130,684
Total deposits	1,061,201	1,056,717	1,063,822	1,019,955	976,189
Asset Quality Data and Ratios:
Total non-performing assets	$2,218	$2,493	$5,229	$5,483	$6,429
Non-performing assets to total assets	0.18%	0.21%	0.43%	0.47%	0.57%
Allowance for loan and lease losses to total loans	1.18%	1.25%	1.18%	1.22%	1.34%
Net (recoveries) charge-offs to average loans (annualized)	(0.12%)	(0.19%)	(0.01%)	0.10%	0.07%

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